UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

DOVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)

(630) 541-1540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 2, 2016, Dover Corporation (the “Company”) entered into a pricing agreement (the “Pricing Agreement”) with J.P. Morgan Securities plc, Merrill Lynch International, Wells Fargo Securities International Limited, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and the other several underwriters named in Schedule I thereto (the “Underwriters”) relating to the Company’s public offering of €600,000,000 aggregate principal amount of 1.250% euro-denominated notes due 2026 (the “Notes”). The Company also entered an underwriting agreement, dated November 2, 2016, with the Underwriters (the “Underwriting Agreement”), the provisions of which are incorporated by reference into the Pricing Agreement.

The Notes were registered under the Company’s Registration Statement on Form S-3ASR (File No. 333-194385) and are being offered by means of the Company’s prospectus dated March 6, 2014, as supplemented by the prospectus supplement, dated November 2, 2016.

The Company expects the offering of the Notes to close on November 9, 2016, subject to customary closing conditions.

For a complete description of the terms and conditions of the Underwriting Agreement and the Pricing Agreement, please refer to such agreements, which are incorporated herein by reference and attached to this report as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Underwriting Agreement, dated November 2, 2016, between Dover Corporation and the Underwriters.

Exhibit 99.2	Pricing Agreement, dated November 2, 2016, between Dover Corporation and the Underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2016	DOVER CORPORATION
(Registrant)

	By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera, Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Underwriting Agreement, dated November 2, 2016, between Dover Corporation and the Underwriters.

Exhibit 99.2	Pricing Agreement, dated November 2, 2016, between Dover Corporation and the Underwriters.